UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Oxford Industries, Inc.

(Exact name of registrant as speciﬁed in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Peachtree Street, N.E., Suite 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2022, Oxford Industries, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders. At the meeting, shareholders voted on the following items:

Proposal 1: The three nominees for Class III director were elected to serve on the Company’s Board of Directors for a three-year term expiring in 2025 and until their respective successors are elected and qualified. The results of the election were as follows:

Class III Directors:

Name	For	Against	Abstain	Broker Non-Vote
Helen Ballard	12,203,273	1,540,322	191,748	1,279,977
Virginia A. Hepner	13,616,718	298,754	19,871	1,279,977
Milford W. McGuirt	13,831,121	84,353	19,869	1,279,977

Proposal 2: The Company’s shareholders approved the Company’s Long-Term Stock Incentive Plan as amended and restated to, among other things, authorize 500,000 additional shares of common stock for issuance under the plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
13,574,901	337,000	23,442	1,279,977

Proposal 3: The Company’s shareholders ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2022. The voting results were as follows:

For	Against	Abstain
14,964,315	231,673	19,332

Proposal 4: The Company’s shareholders approved a non-binding, advisory vote supporting compensation paid to the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
13,770,531	141,331	23,481	1,279,977

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

June 17, 2022	/s/ Suraj A. Palakshappa
Name: Suraj A. Palakshappa
Title: Senior Vice President